File # 333-190726

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment # 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MILESTONE INTERNATIONAL, CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	7370 (Primary Standard Industrial Classification Code Number)	30-0780061 (IRS Employer Identification No.)

(Address, including zip code, Telephone and Facsimile Number including area code, of Registrant’s

Principal Executive Offices)

9 Tankovaya Street, Ste. 2

Kaliningrad, Russia, 236038

Telephone +40312210477

(Name, Address including zip code and Telephone Number including area code of Resident Agent for Services)

Incorp Services, Inc.

2360 Corporate Circle, Ste. 400

Henderson, Nevada 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

Copies To:

W. Scott Lawler

Attorney at Law

4960 S. Gilbert Ave., Ste. 1-11

Chandler, AZ 85249

Tel: (602) 466-3666

Fax: (602) 633-1617

_____________________________

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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

               Large accelerated filer           |__|

Accelerated filer

|__|

 Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	4,000,000	$0.02	$80,000	$19.29

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457 (a).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

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Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

MILESTONE INTERNATIONAL, CORP.

4,000,000 Shares of Common Stock

$0.02 per share

This is the initial offering of common stock of Milestone International, Corp. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-efforts basis 4,000,000 shares of common stock at a price of $0.02 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we are able to raise sufficient amount to cover our expanses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Bryshtsel will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  The shares will be offered at a fixed price of $0.02 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 4,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

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There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with Financial Industry Regulatory Authority (“FINRA”) for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that our shares of common stock will ever be quoted on a quotation service or stock exchange, or that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Milestone International, Corp., Inc. is a development stage company and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 9 through 15 before buying any shares of Milestone International, Corp.’s common stocks. Our independent registered public accountant has issued an audit opinion for Milestone International, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company or companies, or other entity.

We have not made any arrangements to place funds in an escrow, trust or similar account. Regardless of how much money is raised in this offering all proceeds raised will be retained by Milestone International, Corp. and will not be returned to investors.

	Offering Price Per Share ($)	Commissions	Proceeds to Company Before Expenses ($)
			If 25% shares are sold	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Common Stock	0.02	Not Applicable	20,000	40,000	60,000	80,000
Total	0.02	Not Applicable	20,000	40,000	60,000	80,000

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED __________, 2014

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WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, REFERENCES TO THE “COMPANY”, “WE”, “OUR”, “US” OR “MILESTONE INTERNATIONAL, CORP.” REFER TO MILESTONE INTERNATIONAL, CORP., UNLESS THE CONTEXT OTHERWISE INDICATES. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

MILESTONE INTERNATIONAL, CORP.

Milestone International, Corp. was founded in the State of Nevada on April 18, 2013. We are a Russia-based company and intend to provide service in interior design and project management first in the Kaliningrad Province of Russia and later, assuming available funds, in the rest of Russian Federation and in North America.

We are a development stage company with limited operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from April 18, 2013 (date of inception) to November 30, 2013, report  revenues of $2,500 and a net loss of $3,220.  On August 30, 2013 our first revenue of $1,000 was realized pursuant to the signed agreement.  On November 22, 2013 additional revenues of $ 1,500 were realized pursuant to the signed agreement. Our independent registered public accountant has issued an audit opinion for Milestone International, Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the signing of the service agreement with DomReklamy, Ltd., a Russia based private company. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). If we sell 50% of securities offered for the sale in this offering, the proceeds will satisfy cash requirements for 12 months. If we sell 100% of the shares in this offering, we believe the money will last for more than a year and also provide funds for growth strategy. If we sell less than 50% of securities offered we will have to obtain additional financing to complete our twelve month business plan. We do not have any arrangements for financing and there is no guarantee that we will be able to obtain additional financing. If we are unable to obtain additional funding, our business may fail.

Our principal office is located at 9 Tankovaya Street, Ste. 2, Kaliningrad, Russia 236038. Our telephone number is+40312210477.  We were incorporated on April 18, 2013 under the laws of the state of Nevada. Our fiscal year end is May 31. Our only employee is our sole director and officer, Mr. Yahor Bryshtsel, and he will be devoting approximately 30% (15 hours/week) of his time to our operations.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

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THE OFFERING

The Issuer: The Offering	Milestone International, Corp. Self-underwritten, direct primary offering with no minimum purchase requirement.
Securities Being Offered:	4,000,000 shares of common stock
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 4,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net Proceeds if 100% of the Shares Are Sold	$72,000
Net Proceeds if 50% of the Shares Are Sold	$32,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Yahor Bryshtsel.
Anticipated Total Offering Costs	We estimate our total offering costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of November 30, 2013

Balance Sheet
Total Assets	$2,604
Total Liabilities	$1,824
Stockholder’s Equity	$780

Period from April 18, 2013 (date of
inception) to November 30, 2013

Income Statement
Revenue	$2,500-
Total Expenses	$(5,720)
Net Loss	$(3,220)

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RISK FACTORS

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN EVALUATING THE COMPANY AND ITS BUSINESS.

IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR SHARES OF COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We will need to obtain additional financing which may not be available.

We have limited operations and insignificant revenues. On August 30, 2013 our first revenue of $1,000 was realized pursuant to the signed agreement. On November 22, 2013 additional revenues of $1,500 were realized pursuant to the signed agreement.  We need the proceeds from this offering that enable us, after paying the expenses of this offering, to initiate development on our website, purchase computers and software and begin negotiating with potential customers first  in Kaliningrad province of the Russian Federation and later, assuming we have available funds, in Russia and North America, initiate the development of our marketing plans and initiate the development of marketing and support material such as business cards, brochures, flyers and catalogues.  We will need additional funds to complete further development of our business plan to achieve a sustainable service level where ongoing operations can be funded out of revenues. We anticipate that the approximate cost of the offering will be $8,000 and the minimum capital necessary to fund our planned operations for the 12-month period will be approximately $40,000 and will be needed for general administrative expenses, business development, marketing costs, support materials. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

As an “emerging growth company” under the Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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 disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. The election to opt out of the extended transition period pursuant to Section 107(b)is irrevocable. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As long as we remain a smaller reporting company we will not be required to provide an auditor’s attestation under Section 404(b) of the Sarbanes-Oxley Act, even after we cease to be an emerging growth company.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If we do not obtain additional financing, our business will fail.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. We will need to obtain additional financing in order to complete our business plan because we currently have limited operations and no income. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

Current unfavorable economic condition may adversely affect our ability to obtain financing.

We are susceptible to adverse Russian economic and market conditions, including the challenging economic conditions that have prevailed and continue to prevail in Russian Federation and worldwide. The recent turmoil in the financial markets has resulted in dramatically higher borrowing costs which have made it more difficult for many companies to obtain credit and fund their operations. The credit market crisis, continued global economic and market turmoil may adversely affect our ability to obtain financing and negatively impact our business.

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There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

We were incorporated on April 18, 2013 and we have limited operations and revenues of only $2,500. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $3,220. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find customers of our services in Kaliningrad province of the Russian Federation and later, assuming available funds, in Russia and North America. We plan to expand our services to North American market in the future only when or if we have the available resources and growth to warrant it. We cannot guarantee that we will be successful in finding customers and in generating revenues and profit in the future. Failure to generate significant revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

If our internal controls are found to be ineffective, our financial condition may be adversely affected.

If our internal control over financial reporting is found to be ineffective because our sole employee occupies all corporate positions or if we identify a material weakness or significant deficiency in our financial reporting, investors may lose confidence in the reliability of our financial statements, which may adversely affect our financial condition.

Because Mr. Bryshtsel, our sole Executive Officer and Director, is not a resident of the United States it may be difficult to enforce any liabilities against him.

Accordingly, if an event occurs that gives rise to any liability, shareholders would likely have difficulty in enforcing such liabilities because Mr. Yahor Bryshtsel, our sole Executive Officer and Director resides in Russia. If a shareholder desired to sue, the shareholder would have to serve a summons and complaint. Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate assets of that person, and register the judgment in the foreign jurisdiction where assets are located.

Because company’s headquarters are located in Russia, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

While we are organized under the laws of State of Nevada, our officers and director is a non-U.S. resident and our headquarters are located in Russia.  Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Russia it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Because our sole officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole Chief Executive Officer and director, Mr. Yahor Bryshtsel, will only be devoting limited time to our operations. Mr. Bryshtsel intends to devote approximately 15 hours/week of his business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Yahor Bryshtsel from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Bryshtsel may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

Because our sole director has an interest in a company involved in the same industry, there is a potential conflict of interest, including the amount of time he is able to dedicate to Milestone International Corp. and its business.

Our sole director Mr. Yahor Bryshtsel is associated with another company that is engaged in business activities similar to those conducted by us. Mr. Bryshtsel is working as interior designer for AIDA, a Kaliningrad based studio of architecture and design. AIDA is not an affiliate of Milestone International, Corp.

Potential conflict of interest may arise in future that may cause our business to fail, including conflict of interest in allocating Mr. Bryshtsel’s time to our company as well as additional conflict of interests over determining to which entity a particular business opportunity should be presented. While our sole officer and director has verbally agreed to present business opportunities first to us, subject to any pre-existing duty he may have, we have not adopted a policy that expressly prohibits our sole officer and director Mr. Bryshtsel from having a direct or indirect financial interest in potential future opportunity or from engaging in business activities of the types conducted by us. As a result, in determining to which entity particular business opportunities should be presented, our sole officer and director Mr. Bryshtsel may favor his own interests and the interests of AIDA over our interests and those of our shareholders, which could have a material adverse effect on our business and results of operations.

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Key management personnel may leave the company, which could adversely affect the ability of the comp any to continue operations.

The Company is entirely dependent on the efforts of its sole officer and director. The Company does not have an employment agreement in place with its sole officer and director. His departure or the loss of any other key personnel in the future could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

We face strong competition from larger and well established companies, which could harm our business and ability to operate profitably.

Our industry is competitive.  There are many different interior design companies in Kaliningrad province of the Russian Federation and our services are not unique to their services. Even though the industry is highly fragmented, it has a number of large and well established companies, which are profitable and have developed a brand name. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market

If we do not attract customers, we will not make a profit, which ultimately result in a cessation of operations.

On July 18, 2013 we entered into a professional services agreement with DomReklamy, Ltd., a Russia based private company. As of the date of the prospectus DomReklamy, Ltd. is the only customer that we have.   We have not identified any other customers and we cannot guarantee we ever will have any other customers. Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate a profit, we will have to suspend or cease operations.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our services at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain services in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

The interior design industry might be affected by general economic decline and this could adversely affect our operating results and could lead to lower revenues than expected.

The interior design industry might be affected by general economic decline. As of the time of this registration statement the interior design industry in Russia, which we significantly rely and depend on, was experiencing an economic down turn.  We expect that this could adversely affect our operating results and could lead to lower revenues than expected if economic situation does not change for better.

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Because our sole officer and director will own 50% or more of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

Mr. Bryshtsel, our sole officer and director, will own 50% or more of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Bryshtsel may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Because our auditors have raised a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “penny stock”.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

We have not paid dividends and we do not expect to pay them in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

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We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 25% of the shares and we receive the proceeds in the amount of $20,000 from this offering, we may have to seek alternative financing to implement our business plan.

Because our offering is a best efforts offering with no minimum and we currently have limited assets and operations there is a risk that that we may be deemed a “shell company” within the meaning of Rule 12b-2 under the Exchange Act.

Because our offering is a best efforts offering with no minimum and we currently have limited assets and operations there is a risk that that we may be deemed a “shell company”. If we are considered a “shell company” within the meaning of Rule 12b-2 under the Exchange Act, in that we have nominal operations and nominal assets other than cash, a total of 4,000,000 shares of common stock issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act will not be sold under Rule 144 until and unless the requirements of Rule 144(i) are satisfied. Pursuant to the requirements of Rule 144(i), once/if we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and disclose that we are no longer a shell company, we must file all reports and other materials required to be filed by such sections for 12 months. Accordingly, the ability of the current holders of our common stock to re-sell their shares will be limited by applicable regulations.

Our shares of common stock are subject to the “penny stock” rules of the securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In addition our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than (1) 2,000 shareholders or (2) 500 or more shareholders who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.  As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules.  In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act.  Section 169a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively.  Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder.

Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record.  This suspension is automatic and does not require any filing with the SEC.  In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

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We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. If we cannot operate successfully as a public company, your investment may be materially and adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000. If necessary, Yahor Bryshtsel, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $80,000.  In addition, there is no guarantee that we will raise any funds in this offering.

		$20,000		40,000		60,000	$80,000
Gross proceeds		$20,000		$40,000		$60,000	$80,000
Registration costs		$8,000		$8,000		$8,000	$8,000
Net proceeds $ The net proceeds will be used as follows:		12,000		$32,000		$52,000	$72,000
Cost of being a public reporting company		$12,000		$12,000		$12,000	$12,000

Website development	$			$3,000		$7,000	$7,000
Marketing and advertising	$			$3,500		$7,000	$7,000
PCs/Software purchase	$			$5,500		$10,000	$10,000
Establishing an office	$			$5,000		$9,000	$9,000
Salaries/ Part-Time Interior Design Specialist Fees	$		$		$		$19,000
Other Expenses	$			$3,000		$7,000	$8,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Yahor Bryshtsel, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process, but we will require minimum 50% of securities offered for the sale in this offering to be sold ($40,000) to fund our planned operations for the 12-month period.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of November 30, 2013, the net tangible book value of our shares of common stock was $780 or approximately $0.0002 per share based upon 4,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 8,000,000 shares to be outstanding will be $72,780 or approximately $0.009 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.008 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.009 per share.

After completion of this offering, if 4,000,000 shares are sold, investors in the offering will own 50% of the total number of shares then outstanding for which they will have made cash investment of $80,000, or $0.02 per share. Our existing stockholders will own 50% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $32,780, or approximately $0.005 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.004 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.02 per share to $0.005 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $40,000, or $0.02 per share. Our existing stockholders will own approximately 66.67% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000.00 or $0.001 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0002
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.009
Increase to present stockholders in net tangible book value per share
after offering	$0.008
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	8,000,000
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.02
Dilution per share	$0.011
Capital contributions	$80,000
Number of shares after offering held by public investors	4,000,000
Percentage of capital contributions by existing shareholders	4.76%
Percentage of capital contributions by new investors	95.24%
Percentage of ownership after offering	50%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.015
Capital contributions	$40,000
Percentage of capital contributions by existing shareholders	9.09%
Percentage of capital contributions by new investors	90.91%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33.33%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Milestone International, Corp. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 4,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Yahor Bryshtsel will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Bryshtsel is

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not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Bryshtsel will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Bryshtsel is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. However, Mr. Bryshtsel will be offering securities on our behalf and therefore may be deemed to be an underwriter of this offering within the meaning of this term as defined in Section 2(a)(11) of the Securities Act of 1933. At the end of the offering, Mr. Bryshtsel will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Bryshtsel  will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Bryshtsel will restrict his participation in the offering of our securities to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, That the content of such responses are limited to information contained in this registration statement; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Milestone International, Corp. will receive all proceeds from the sale of the 4,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Bryshtsel will sell the shares and intends to offer them to friends, family members and business acquaintances.  His methods of communication will include: phone calls, emails, and regular mail.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Milestone International, Corp. has complied.

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In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Milestone International, Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180), unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days), (ii) the date when the sale of all 4,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to “Milestone International, Corp.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation, have limited operations and have generated revenues of $2,500 from our business operations. Our cash balance is $2,604 as of November 30, 2013.  Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We have been utilizing and may utilize funds from Yahor Bryshtsel, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees ,  professional fees and any other future expenses associated with the registration process of this offering.  Mr. Bryshtsel, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering.

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Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated revenues of only $2,500 subsequent to November 30, 2013 and no sufficient revenues are anticipated until we develop our website, purchase computers and implement our marketing plan. We believe our website will be operational 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our project and begin our operations. We will not begin operations until we raise money from this offering.

If we sell 50% of the securities offered for sale by the Company, the proceeds will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses but our growth strategy will be limited. If we sell 100% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy to develop and penetrate new services and markets. If we need more money we will have to revert to obtaining additional financing as described in this paragraph.

If we are unable to successfully attract enough customers to use our services we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we experience a shortage of funds prior to funding during the next 12 months, we may utilize funds from Yahor Bryshtsel, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Other than as described in this paragraph, we have no other financing plans.

No proceeds will be used as direct or indirect payments to Mr. Bryshtsel or his affiliates.

Plan of Operation

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell 50% of the securities offered for sale by the Company and raise the gross proceeds of $40,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell 100% of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we may utilize funds from Yahor Bryshtsel, our Sole Officer and Director.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

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Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions, unless extended by our board of directors for an additional 90 days. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

Develop Our Website. Time Frame: 1st- 3rd months. Minimum Cost $3,000.

Upon the completion of the offering, we intend to begin developing our website. Our director, Yahor Bryshtsel will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us design and develop our website. We do not have any written agreements with any web designers at current time.  The minimum website development costs, including site design and implementation will be approximately $3,000.  If we sell at least 75% of the shares offered we will develop more sophisticated, user-friendly and well designed web site, therefore website developing cost will be $7,000. Updating and improving our website will continue throughout the lifetime of our operations.

Set up Office. Time Frame: 3rd-5th months. Minimum cost $5,000.

In third month after completion of our offering we plan to set up office in Kaliningrad province of the Russian Federation and acquire the necessary equipment to begin operations. We believe that it will cost at least $5,000 to set up office and obtain the necessary equipment to begin operations. If we sell at least 75% of the shares offered we will spend $9,000 to set-up our office, which will be larger and in better location. It will also allow us to purchase more expensive office furnishings and equipment. Our sole officer and director will handle our administrative duties.

Minimum office requirements:

     Furnishings               $  1,300

     Filing                        $  700

     Print/Scan/Fax          $  1,800

     Phone                        $  500

     Misc                          $  700

Purchase PCs/Software. Time Frame: 5th-6th. Minimum cost $5,500.

After our office is established we intend to purchase computers necessary for our business. Purchase costs of 3 computers we plan on acquiring will be approximately $3,000. Autodesk® 3ds Max® Design software for architects and designers costs approximately $2,500.  If we sell 75% of the shares offered we will purchase latest version of PCs that will cost $7,500 accordingly. The cost of the software will remain $2,500.

Negotiate service agreements with potential customers. Time Frame: 7th-12th months.

Once our website is operational and an office is established, we will begin to market our services. Initially, our sole officer and director, Mr. Bryshtsel, will look for potential customers.

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As of the date of the prospectus DomReklamy, Ltd. is the only Russian company with which we have signed a service agreement.

Even though the negotiation of additional agreements with customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of service agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Commence Marketing Campaign. Time Frame: 8th-12th months. Minimum cost $3,500.

We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We will market and advertise our product on our web site. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our new  clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding person who referred new clients to us. We will offer our existing clients 3-5% of the net profits realized from successful referrals.

We also plan to attend shows and exhibitions in interior design and construction industries, which help interior designers, architects, builders, advertising agencies, home renovators, home owners and various sectors which have need of interior design in Russia come face to face and find new business opportunities and partners. We intend to spend about $3,500 on marketing efforts during the first year if we sell half of the shares offered. If we sell at least 75% of the shares in this offering we will spend about $7,000 on our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations.

Hire Part-Time Interior Design Specialist. Time Frame: 10th-12th months. Estimated Cost $19,000.

If we sell 100% of the shares in this offering, we will hire one part-time interior design specialist with good knowledge and broad connections to the interior design industry.

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We therefore expect to incur the following costs in the next 12 months in connection with our business operations if 50% and 100% of the shares offered are sold:

Marketing costs	3,500	7,000
Website development costs	3,000	7,000
PCs/Software purchase	5,500	10,000
Cost for being a public reporting company	12,000	12,000
Office Set Up	5,000	9,000
Salaries/ Part-Time Interior Design Specialist Fees		19,000
Other	3,000	8,000
Registration Costs	$8,000	$8,000
Total	$40,000	$80,000

The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we should be in full operation and selling our product within 12 months of completing our offering. However, there is no guarantee that we will be in full operation and selling our services and there is no guarantee that we will be able to raise funds through this offering. Until we start to sell our service, we do not believe that our operations will be profitable. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Yahor Bryshtsel, our president, will be devoting approximately 30% (15 hours/week) of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Mr. Bryshtsel has agreed to commit more time as required. Because Mr. Bryshtsel will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated revenues of only $2,500  as of November 30, 2013. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

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Results of operations

From Inception on April 18, 2013 to November 30, 2013

During the period we incorporated the company, prepared a business plan, signed a service agreement with DomReklamy, Ltd., a Russia based company, commenced some work pursuant to the signed agreement and realized first revenues of $1,000 on August 30, 2013 and $1,500 on November 22, 2013. Our loss since inception is $3,220. We have not fully started our proposed business operations and will not do so until we have completed this offering. We expect to fully begin operations within 12 months after we complete this offering.

Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for $4,000.

Liquidity and capital resources

As of November 30, 2013, the Company had $2,604 cash and our liabilities were $1,824 owed to Yahor Bryshtsel, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 4,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

To achieve our business plan goals we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Yahor Bryshtsel, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement and there is no guarantee that Mr. Bryshtsel will provide such a loan. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $12,000.

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Management believes that if we sell at least 50% shares in this offering so that we can complete our development program, we will likely generate revenue by the end of 2013. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operations.

BUSINESS

Overview

We were incorporated in the State of Nevada on April 18, 2013. To date, our business operations have been limited to primarily, the development of a business plan and the signing of the service agreement with Dom Reklamy, Ltd., a private Russian company. We intend to provide the full range of interior design services for both residential and commercial customers in Kaliningrad province of the Russian Federation. Kaliningrad is a seaport city and the administrative center of Kaliningrad Province, the Russian exclave between Poland and Lithuania on the Baltic Sea. The territory borders on NATO and European Union members Poland and Lithuania, and is geographically separated from the rest of Russia. According to the 2010 Census, its population was 431,902. In 1996, Kaliningrad was designated a Special Economic Zone. The European Commission provides funds for business projects under its special program for Kaliningrad. The region has begun to see increasing trade with the countries of the EU as well as increasing economic growth and rising industrial output.

In 2012, Kaliningrad Region saw a strong economic growth, a steady growth of industrial production, a moderate rise in real incomes as well as a fall of the unemployment rate. The gross domestic product of Kaliningrad Region increased by 8.6 % compared to 2011, well above the Russian average of 3.4%. The value registered is about 247 billion roubles (approximately EUR 5,7 billion). In recent years the structure of Kaliningrad economy has not undergone any substantial changes, with manufacturing, wholesale and retail being the most important sectors. (***)

We plan to expand our services to North American market in the future if we have the available resources and growth to warrant it.  We are a development stage company and there is no guarantee that we will be able to expand our business, given the lack of revenues and operations to date. We have minimal assets and have incurred losses since inception. Our plan of operation is forward-looking.  It is likely that we will not be able to achieve profitability and might need to cease operations due to the lack of funding.  We maintain our statutory registered agent's office at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722. Our business office is located at 9 Tankovaya Street, Ste. 2, Kaliningrad Russia 236038. Our telephone number is (40)312210477.

We have limited operations. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

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We plan to offer our services in both commercial and residential interior design including but not limited to:

Commercial Design:

Office Design

Small Commercial Projects Design (financial and educational facilities)

Space Planning

Residential Design:

Programming and Concept Design

Residential Space Planning

Interior Design

Kitchen and Bath Design

Decorating & Color Consultation

Furniture & Fixture Acquisition

Custom Furniture & Cabinetry Design

Lighting Design

Start-to-Finish Project Management (residential)

History of Interior Design

In the past, Interiors were put together instinctively as a part of the process of building.The profession of interior design has been a consequence of the development of society and the complex architecture that has resulted from the development of industrial processes. The pursuit of effective use of space, user well-being and functional design has contributed to the development of the contemporary interior design profession.

In ancient India, architects used to work as interior designers. This can be seen from the references of Vishwakarma the architect - one of the gods in Indian mythology. Additionally, the sculptures depicting ancient texts, events are seen in palaces built in 17th century India.

The Dark Ages led to a time of wood paneling, minimal furniture, and stone-slab floors. During the time people added a deccorative elements by putting wall fabrics and stone carvings. Coming out of the Dark Ages the work of color and ornamentation was introduced. And in the 12th century the Gothic Style came out and is noted for opened interiors and natural light.

Throughout the 18th century and into the early 19th Century, interior decoration was the concern of the homemaker or, in well off families an upholsterer or craftsman may influence the style of the interior space. Architects would also employ craftsmen or artisans to complete interior design for their buildings. Towards the end of the 19th century interior decorating emerged as a profession in the Western world. This was due to various actions, particularly by women, to professionalise the homemaking process. Elsie De Wolfe has been credited with the creation of the interior decorating profession. Having successfully re-designed her own home, De Wolfe began offering her services to other people within her social circle. As people began offering interior decoration as a service the professionalization of this service gained momentum.

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This movement towards professionalization was reinforced by the publication of books on the subject. Publications include the book Suggestions for House Decoration in Painting, Woodwork and Furniture (1876) by Anges and Rhoda Garrett, Elsie De Wolfe’s The House in Good Taste (1913) and articles by Candace Wheeler such as Principles of Home Decoration with Practical Examples (1903).

The most prominent development of the interior design profession was after World War II. From the 1950s onwards spending on the home increased. Interior design courses were established, requiring the publication of textbooks and reference sources. Historical accounts of interior designers and firms distinct from the decorative arts specialists were made available. While organisations to regulate education, qualifications, standards and practices were established for the profession. (**)

Interior Architectural Design Process

The process of interior design for both commercial and residential customers begins with the initial design consultation to review customer’s goals, objectives, budgets and expectations; to define type, size and expected timing of the project; to focus on customer’s style and on structural and architectural requirements. Legal documents, titles, existing plans, building owner details etc. are being reviewed.  It is usually followed by the research and concept development. This co-creative process includes design of floor, color, and lighting plans, research, specifications and samples.  Once concept development is finalized photos of customer’s office/home interior, and of particular furniture, area carpet, art and other items that may be used in the final design are taken. Design concept, materials, options and estimates are presented to the customer. For most projects the following should be included:

-

site plan

-

floor plan

-

elevations

-

services plans, electrical, data, plumbing and drainage

-

reflected ceiling plan showing features and lighting

-

construction details for demolition, openings, joinery, cabinetry, bracing, structural and stairs. These will include dimensioned plans, elevations and cross sections.

The design is adjusted as necessary. Additional presentations may take place throughout the duration of the interior design process. Design is implemented, and details are refined. Purchase arrangements are made for project elements including architectural materials, furnishings, fabrics, window treatments, flooring, lighting and so on. Contractors are scheduled as required. General project management & supervision of the construction process are offered at additional cost.

Providers of interior design services

We are a new and un-established company, have a weak competitive position in the industry and have not yet earned any sufficient revenues.  Instead we have an operational loss of $3,220 from April 18, 2013 (date of inception) to November 30, 2013.

We need capital to carry out our current business plan.  We also anticipate that we will require additional financing in order to execute our business plan.  We may not have sufficient financing to sustain our current operations.  Many of the companies with whom we compete have greater financial and technical resources than those available to us.  It is uncertain whether services offered by Milestone International, Corp. will achieve and sustain high levels of demand and market acceptance.  The development of the markets for interior design services will be dependent upon larger corporations, domestic companies and product pricing.

Presently in the local Kaliningrad market there are some well-structured long standing interior design companies in the marketplace. According to the map of Russia based businesses, Kaliningrad has at least 32 interior design companies (http://mxkr.ru/en/interior-design/kalin).

Direct competitors include those interior design companies offering service in both commercial and residential design and are located throughout the Kaliningrad Province of Russia, including but not limited to Artis , 7 Tockek OOO, Art Room, Park Dekor OOO

Indirect competitors are those interior design companies in the Kaliningrad Province of Russia and the rest of the Russian Federation that focus on a different target market.

Marketing Our Product

Initially, we plan to market our services in the Kaliningrad Province of Russia. Our expected share of Russian market is difficult to determine given that our market is highly competitive.  Initially, our services will be promoted by our President, Mr. Yahor Bryshtsel.  The marketing and advertising will be targeted to small businesses, builders, advertising agencies, home renovators, home owners and various sectors which have need of interior design in Kaliningrad or the Kaliningrad Province of Russia. We intend to develop and maintain a database of potential clients who may want to use our services. We will follow up with these clients periodically and offer them free presentations and special discounts from time to time.  Our methods of communication will include: phone calls, email, and regular mail. We will ask our satisfied clients for referrals.

We will market and advertise our product on our web site by showing its advantages over interior design services offered by other companies. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

We also plan to attend business shows in our industry to showcase our services with a view to find new customers.

We plan to expand our services to the rest of Russian and North American market in the future only when or if we have the available resources and growth to warrant it. Currently this option is questionable.

Revenues

The company’s revenues will be what we charge our clients for our services. Prices for our service will depend on a number of factors including but not limited to:

-

Size of the order and its design and scope of work involved

-

Material and finishes required to complete the order

-

Complexity of the order

The work flow for our services will be as follows:

1.

Customer inquiries about the services along with necessary documents, materials, plans, and schemes.

2.

Our quote is submitted to the customer for approval.

3.

Upon approval of pricing and terms service agreement is signed and the work is commenced.

4.

The service is completed and delivered to the Customer.

5.

An invoice for the job is submitted.

6.

Payment received by money order, bank to bank transfer, check, etc.

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Please note that below numbers are estimated in nature and are meant to show the capacity of the company without hiring additional employees and not a guarantee of future revenues.

Estimated Prices for our services are:

-

Initial Meeting with Client - free of charge;

-

Design Fee/Residential - varies depending on the size of the order and scope of work. Design fees will be charged on an hourly basis for each hour of chargeable service incurred, or on the proposed project amount. For Chargeable services, the Client will pay at the rate of $150.00 per hour. One half of the projected fees are due upon start with the balance due upon completion.

-

Design Fee/Commercial - varies depending on the project size and scope of work involved. A negotiated design fee deposit of 50% is payable upon delivery of design drawings; 100% payment is required to facilitate ordering.

We cannot guarantee that we will be able to find successful contracts with the potential customers in need of interior design services in Russia, in which case our business may fail and we will have to cease our operations.

Agreement

On July 18, 2013 Service Agreement was signed with DomReklamy Ltd., a Russia based company. The agreement does not oblige DomReklamy Ltd. to purchase any services from us, not for us to provide any services.  However, On August 30, 2013 we realized our first revenue of $1,000 and on November 22, 2013 revenue of $1,500 was realized pursuant to the agreement signed with DomReklamy, Ltd. To date, the following work was commenced pursuant to the agreement:

-  DomReklamy’s project requirements along with necessary documents and preferences were determined;

- A preliminary study of the design concepts was conducted;

- Illustrations and other materials to show the suggested interior design options were prepared;

Currently, further work is being done to fully commence the work pursuant to the signed Interior Design  Agreement.

The agreement with DomReklamy Ltd. contains the following material terms:

2. Design Fees.

a) Design fees will be charged on an hourly basis by the Designer for each hour of chargeable service incurred, or on the proposed project amount. One half of the projected fees are due upon start with the balance due upon completion.

b) Chargeable services include time spent preparing and reviewing with the Client: room/furniture layouts; design schemes for colors and fabrics; options for furniture, wall coverings, accessories, draperies, tiles, floor coverings, countertops, cabinetry, trim and other related items. Chargeable services also includes hours spent with other suppliers of materials and services which are not being purchased through the Designer, which may include trim and cabinet carpentry, painting, electrical and plumbing fixtures and other items as requested by the Client.

c) For Chargeable services, the Client will pay the Designer at the rate of $150.00 per hour.

d) The Designer will invoice the Client periodically and such invoices will be payable upon receipt thereof, unless the Client has chosen a contract proposal for their project at which time one half of design hours projected are due at the time of the proposal’s start date with final balance due at the completion of design work.

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4. Reimbursement for Expenses.

The Client will reimburse the Designer only for pre- approved out-of-pocket expenses incurred by the Designer in connection with the Client’s project.  The Designer shall invoice the Client for all out-of-pocket expenses as they are incurred, and Client shall pay such invoices upon receipt of the invoice.

Initially, our director Mr. Bryshtsel will work with the current service agreement.  In the future we also expect Mr. Bryshtsel to work on potential service agreements with other Russian companies.

We cannot guarantee that we will be able to find successful contracts with Russian companies, in which case our business may fail and we will have to cease our operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Director Independence

Our board of directors is currently composed of one member, Yahor Bryshtsel, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.

In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Yahor Bryshtsel. We intend to hire a part-time interior design specialist 10-12 months after the completion of the offering only if we sell the maximum number of shares in this offering.

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Offices

Our office is currently located at 9 Tankovaya Street, Ste. 2, Kaliningrad Russia 21-512. Our telephone number is. +40 31 221 04 77. This is the office of our Director, Mr. Yahor Bryshtsel.  We do not pay any rent to Mr. Bryshtsel and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business in Russia as our customers will be responsible for the taxes or any other additional charges that might incur while purchasing our services.

MANAGEMENT

Officers and Directors

Our sole director will serve until his successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Yahor Bryshtsel	28	President, Principal Executive Officer, Secretary,
9 Tankovaya St, Ste. 2		Treasurer, Principal Financial Officer, Principal
Kaliningrad, Russia, 236038		Accounting Officer and sole member of the Board of
Directors.

The person named above has held his offices/positions since inception of our company and are expected to hold his offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Mr. Bryshtsel has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on April 18, 2013.  Mr. Bryshtsel owns 100% of the outstanding shares of our common stock. Mr. Bryshtel’s qualifications to serve on our Board of Directors are primarily based on his nearly four years of experience as interior designer, his business experience and qualifications with his present place of employment, his entrepreneurial desire to start Milestone International, Corp. as a new business. Mr. Bryshtsel has the background and experience to guide us as we develop our business. Therefore the shareholders felt Mr. Bryshtsel should serve as a director of the Company.

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Mr. Bryshtsel graduated from Moscow International Design School in 2009. After graduation and until present time Mr. Bryshtsel has been working as interior designer for AIDA, a Kaliningrad based studio of architecture and design specializing in concept design, residential and commercial space planning, interior design, decorating and color consultation, lighting design and start-to-finish project management. Mr. Bryshtsel’s work experience includes but is not limited to planning the design of living and commercial environments, inspecting and surveying buildings, researching and drawing up plans, developing detailed designs and choosing materials, supervising the projects as they are carried out.

Mr. Bryshtsel intends to devote close to 30% (15 hours /week) of his time to planning and organizing activities of Milestone International, Corp.

During the past ten years, Mr. Bryshtsel has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Bryshtsel was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Bryshtsel’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending May 31, 2013 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Yahor
Bryshtsel	2013	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Bryshtsel will not be compensated after the offering and prior to profitable operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

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DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Yahor Bryshtsel
	2013	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. The above provisions in our articles of incorporation and bylaws may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [*]	the Offering	Offering	Sold	Shares are Sold
Yahor Bryshtsel	4,000,000	100%	4,000,000	50%

[*]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Bryshtsel is the only "promoter" of our company.

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None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, except as indicated:

•

Any of our directors or officers;

•

Any person proposed as a nominee for election as a director;

•

Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•

Any relative or spouse of any of the foregoing persons who has the same house as such person;

•

Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

-

have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

-

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

-

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

-

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

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Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

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CERTAIN TRANSACTIONS

In May 2013, we issued a total of 4,000,000 shares of restricted common stock to Yahor Bryshtsel, our sole officer and director in consideration of $4,000.

Further, Mr. Bryshtsel has advanced funds to us. As of November 30, 2013, Mr. Bryshtsel advanced us $1,824. The advance is due on demand and Mr. Bryshtsel will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Bryshtsel. Mr. Bryshtsel will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Mr. Bryshtsel does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Bryshtsel or the repayment of the funds to Mr. Bryshtsel. The entire transaction was verbal. Mr. Bryshtsel is providing us office space free of charge and we have a verbal agreement with Mr. Bryshtsel that, if necessary, he will loan the company funds to complete the registration process.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle, Ste. 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to November 30, 2013, included in this prospectus have been audited by MaloneBailey, LLP as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

W. Scott Lawler, Attorney at Law has provided an opinion on the validity of our common stock. His address is 4960 S. Gilbert Ave., Suite 1-11 Chandler, AZ 85249, USA. We have retained Mr. Lawler solely for the purpose of providing this opinion and not in connection with any other matters.

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MILESTONE INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

MAY 31, 2013

Balance Sheet as of November 30, 2013	Page 47
Statement of Expenses for the period from April 18, 2013 (Date of Inception) to November 30, 2013	Page 48
Statement of Cash Flows for the period from April 18, 2013 (Date of Inception) to November 30, 2013	Page 49
Notes to Financial Statements	Page 50

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Report of Independent Registered Public Accounting Firm

To the Board of Directors

Milestone International, Corp.

Kaliningrad, Russia

We have audited the accompanying balance sheets of Milestone International, Corp. (“the Company”), as of May 31, 2013 and the related statements of expenses, changes in stockholder’s equity and cash flows for the period from April 18, 2013 (inception) through May 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2013, and the results of its operations and its cash flows the period from April 18, 2013 (inception) through May 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has not generated any revenue since inception and has incurred losses from operations for the period from April 18, 2013 (inception) through May 31, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

August 19, 2013

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MILESTONE INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
MAY 31, 2013
ASSETS
Current Assets
Cash	$ 4,050
Total current assets	4,050
Total assets	$ 4,050
LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current liabilities
Loans from Shareholders	274
Total liabilities	274
Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
Deficit accumulated during the development stage	(224)
Total stockholder’s equity	3,776
Total liabilities and stockholder’s equity	$ 4,050

See accompanying notes to the financial statements

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MILESTONE INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF EXPENSES
FOR THE PERIOD FROM INCEPTION (APRIL 18, 2013) to MAY 31, 2013

Operating Expenses
General and administrative expenses	224
Total operating expenses	224
Net loss	$ (224)
Basic and diluted loss per common shares	(0.00)
Weighted average shares outstanding	1,395,349

See accompanying notes to the financial statements

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MILESTONE INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM INCEPTION (APRIL 18, 2013) THROUGH MAY 31, 2013
	Number of common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated during the development stage	Total
Balance, April 18, 2013 (Inception)	-	$ -	$ -	$ -	$ -
Common shares issued for cash at $0.001	4,000,000	4,000	-	-	4,000
Net loss	-	-	-	(224)	(224)

Balance as of May 31, 2013	4,000,000	$ 4,000	$ -	$ (224)	$ 3,776

See accompanying notes to the financial statements

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MILESTONE INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (APRIL 18, 2013) to MAY 31, 2013
Operating Activities
Net loss	$ (224)
Adjustments to reconcile net loss to net cash
Changes in operating assets and liabilities:
Accounts payable- related party	274
Net cash used in operating activities	50
Financing Activities
Proceeds from issuance of common stock	4,000
Net cash provided by financing activities	4,000
Net increase (decrease) in cash and equivalents	4,050
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 4,050
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

See accompanying notes to the financial statements

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MILESTONE INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2013

(Audited)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Milestone International, Corp. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on April 18, 2013.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through May 31, 2013 the Company has accumulated losses of $224. We are a Russia based corporation and intend to provide service in interior design in its targeted markets, which currently is Russia.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has not generated revenues and has incurred losses since inception resulting in an accumulated deficit of $224 as of May 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at May 31, 2013.

Earnings Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations.  Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.  As of February 28, 2013 the company had no potential dilutive shares outstanding.

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Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Recent Accounting Pronouncements

There are no new accounting pronouncements that have any impact on the Company’s financial statements.

NOTE 2 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share. On May 16, 2013, the Company issued 4,000,000 shares of its common stock to its sole director at $0.001 per share for total proceeds of $4,000.

NOTE 3 – INCOME TAXES

As of May 31, 2013 the Company had net operating loss carry forwards of $224 that may be available to reduce future years’ taxable income through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at May 31, 2013.

Deferred tax assets:
Net operating loss carry forward	$ 224
Total deferred tax assets	78
Less: valuation allowance	(78)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of May 31, 2013 was $78. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of May 31, 2013.

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Reconciliation between the statutory rate and the effective tax rate is as follows at May 31, 2013:

Federal statutory tax rate	(35.0)%
Valuation allowance	35.0%
Effective tax rate	-%

NOTE 4 – RELATED PARTY TRANSACTIONS

On May 16, 2013, the Company sold 4,000,000 shares of common stock at a price of $0.001 per share to its director.

Since inception through May 31, 2013, the Director paid $274 in incorporation expenses on behalf of the Company. This loan is non-interest bearing, due upon demand and unsecured.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 19, 2013 and has determined that there are no items to disclose.

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MILESTONE INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS (Unaudited)
	NOVEMBER 30, 2013	MAY 31, 2013
ASSETS
Current Assets
Cash	$ 2,604	$ 4,050

Total assets	$ 2,604	$ 4,050

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current liabilities
Loans from Shareholders	1,824	274
Total liabilities	1,824	274
Stockholder’s Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000	4,000
Deficit accumulated during the development stage	(3,220)	(224)
Total stockholder’s equity	780	3,776
Total liabilities and stockholder’s equity	2,604	$ 4,050

See accompanying notes to the unaudited financial statements

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MILESTONE INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF EXPENSES (Unaudited)
	THREE MONTHS ENDED NOVEMBER 30, 2013	SIX MONTHS ENDED NOVEMBER 30, 2013	FOR THE PERIOD FROM INCEPTION (APRIL 18, 2013) to NOVEMBER 30, 2013
Revenue	1,500	2,500	2,500
Operating Expenses
General and administrative expenses	60	5,496	5,720
Total operating expenses	60	5,496	5,720
Net loss	$ (1,440)	$ (2,996)	$ (3,220)
Basic and diluted loss per common shares	(0.00)	(0.00)
Weighted average shares outstanding	4,000,000	4,000,000

See accompanying notes to the unaudited financial statements

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MILESTONE INTERNATIONAL, CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS (Unaudited)
	SIX MONTHS ENDED NOVEMBER 30, 2013	FOR THE PERIOD FROM INCEPTION (APRIL 18, 2013) to NOVEMBER 30, 2013
Operating Activities
Net loss	$ (2,996)	$ (3,220)
Adjustments to reconcile net loss to net cash
Changes in operating assets and liabilities:
Accounts payable- related party	-	274
Net cash used in operating activities	(2,996)	(2,946)
Financing Activities
Proceeds from issuance of common stock	-	4,000
Proceeds from related party advances	1,550	1,550
Net cash provided by financing activities	1,550	5,550
Net increase (decrease) in cash and equivalents	(1,446)	2,604
Cash and equivalents at beginning of the period	4,050	-
Cash and equivalents at end of the period	$ 2,604	$ 2,604
Supplemental cash flow information:
Cash paid for:
Interest	$ -	$ -
Taxes	$ -	$ -

See accompanying notes to the unaudited financial statements

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MILESTONE INTERNATIONAL, CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOVEMBER 30, 2013

NOTE 1 – BASIS OF PRESENTATION AND GOING CONCERN

Basis of Presentation

The accompanying unaudited interim financial statements of Milestone International, Corp. (“we”, “our”, “Milestone” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Milestone’s audited 2013 financial statements and notes thereto filed on Form S-1 with the SEC. In the opinion of management, all adjustments, consisting of normal reoccurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods present have been reflected herein. The results of operation for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Milestone’s fiscal 2013 financial statements have been omitted.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has generated revenues of $2,500 and has incurred losses since inception resulting in an accumulated deficit of $3,220 as of November 30, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 2 – RELATED PARTY TRANSACTIONS

Since inception through November 30, 2013, the Director advanced the Company $1,824 to pay for general and administrative expenses. This loan is non-interest bearing, due upon demand and unsecured.

NOTE 3 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 18, 2013 and has determined that there are no items to disclose.

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PROSPECTUS

4,000,000 SHARES OF COMMON STOCK

MILESTONE INTERNATIONAL, CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________, 2013, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$19.29
Printing and Office Expenses	$80.71
Auditors Fees and Expenses	$4,000.00
Legal Fees and Expenses	$2,000.00
Transfer Agent Fees	$1,900.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Milestone International, Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Milestone International, Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Yahor Bryshtsel	May 31, 2013	4,000,000	$4,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of W. Scott Lawler, attorney at law, with consent to use *
10.1	Agreement dated July 18, 2013 between Milestone International, Corp. and DomReklamy, Ltd.*
10.2	Subscription Agreement*
23.1	Consent of MaloneBailey, LLC *

*Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

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4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Kaliningrad, Russia on February 5 , 2014.

MILESTONE INTERNATIONAL, CORP.

By:	/s/	Yahor Bryshtsel
	Name:	Yahor Bryshtsel
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yahor Bryshtsel, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Milestone International, Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Yahor Bryshtsel
Yahor Bryshtsel	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	February 5, 2014

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion of W. Scott Lawler, attorney at law, with consent to use *
10.1	Agreement dated July 18, 2013 between Milestone International, Corp. and DomReklamy, Ltd.*
10.2	Subscription Agreement*
23.1	Consent of MaloneBailey, LLC *

*Previously filed

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